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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Prospectuses prepared in accordance with the requirements of Form S-8 (File No. 33-56084) and Forms S-3 (File Nos. 33-49801, 33-45260, 33-33559, 33-57658, 33-57704, 33-50329, 33-45258,
and 33-50331) of our report dated January 21, 1994, which contains explanatory paragraphs related to the recoverability of replacement energy costs and changes in accounting methods, accompanying the consolidated financial statements and the consolidated financial statement schedules of Baltimore Gas and Electric Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, included in this Annual Report on Form 10-K of Baltimore Gas and Electric Company.

                                          /s/ Coopers & Lybrand
                                          --------------------------------------
                                          COOPERS & LYBRAND

Baltimore, Maryland
March 18, 1994

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